                                                                    EXHIBIT 13.1



                                  CERTIFICATION
                                       of
                            Periodic Financial Report
      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C.
                                  Section 1350



I, Arthur G. Ritchie, Chairman of the Board, President and Chief Executive Officer of Sand Technology Inc., hereby certify that the Annual Report on Form 20-F for the Fiscal Year ended July 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Sand Technology Inc.


Date:  January 28, 2004.



                                   /s/     Arthur G. Ritchie
                                           Chairman of the Board,
                                           President and Chief Executive Officer



This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard set forth therein, and not for any other purpose. It is not being filed as part of the Annual Report or as a separate disclosure document.